Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorney Responsible for Short Hills Office:

Andrew P. Gilbert

January 14, 2021

Axogen, Inc.

13631 Progress Boulevard, Suite 400

Alachua, Florida 32615

Re:	Axogen, Inc. –Registration Statement on Form S-3 (File No. 333-224713)

Dear Ladies and Gentlemen:

We have acted as legal counsel to Axogen, Inc., a Minnesota corporation (the “Company”), in connection with the preparation of the Company’s above referenced Registration Statement on Form S-3 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Act”), of (A) an indeterminate number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”) by the Company, and (B) an aggregate of 247,699 shares of Common Stock (the “Resale Shares”) being registered for resale on behalf of TPC Investments II LP (the “Selling Stockholder”).

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the following: (i) the Amended and Restated Articles of Incorporation of the Company, as currently in effect (the “Charter”); (ii) the Amended and Restated Bylaws of the Company, as amended, as currently in effect; (iii) resolutions of the Board of Directors of the Company; (iv) the Registration Statement; (v) the prospectus, dated May 8, 2018 (the “Base Prospectus”), which forms part of and is included in the Registration Statement; (vi)  the prospectus supplement, dated January 8, 2021 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Resale Shares, in the form filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Act; and (vii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and that the persons executing the documents examined by us have the legal capacity to execute such documents. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

Our opinion below, insofar as it relates to the Resale Shares being fully paid, is based solely on a certificate of the Chief Financial Officer of the Company confirming the Company’s receipt of the consideration called for by the applicable resolutions authorizing the issuance of such Resale Shares.

We assume that the appropriate action will be taken, prior to the offer and sale of the Resale Shares by the Selling Stockholder, to register and qualify the Resale Shares for sale under all applicable state securities or “blue sky” laws, and we express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of Minnesota or any other jurisdiction. We further assume that the issuance of the Resale Shares, together with any other outstanding shares of Common Stock, will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized by the Company’s Charter.

The opinion expressed herein is specifically limited to the laws of the State of Minnesota and the federal laws of the United States of America and speaks only as of the date hereof. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur. This opinion is rendered solely in connection with the transactions covered hereby and may not be relied upon for any other purpose, without our prior written consent.

Based on the foregoing, we are of the opinion that the Resale Shares have been duly authorized for issuance and are validly issued, fully paid and nonassessable. It is understood that the opinion herein is to be used only in connection with the offer and sale of the Resale Shares while the Registration Statement is in effect.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ DLA Piper LLP (US)